Exhibit 15.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Kaixin Holdings (formerly known as “Kaixin Auto Holdings”) on Form F-3 (File No. 333-272954, File No. 333-258450) and Form S-8 (File No. 333-233442, File No. 333-256490, File No. 259239, File No.333-265295, File No.333-270487, and File No.333-276443) Form S-8 (File No.333-265295, File No.333-270487, and File No.333-276443)of our report dated April 28, 2022, with respect to our audit of the consolidated statements of operations and comprehensive loss, changes in equity and cash flows of Kaixin Holdings for the year ended December 31, 2021, which report is included in this Annual Report on Form 20-F of Kaixin Holdings for the year ended December 31, 2023. Our report on the consolidated financial statements refers to a change in the method of accounting for lease effective January 1, 2021 due to the adoption of Accounting Standards Codification (“ASC”) Topic 842, Lease (“Topic 842”).

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY
April 29, 2024